Consents of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 61 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 13, 1999, relating to the financial statements and financial highlights of J.P. Morgan New York Tax Exempt Bond Fund (formerly J.P. Morgan New York Total Return Bond Fund) and the financial statements and supplementary data of The New York Tax Exempt Bond Portfolio (formerly The New York Total Return Bond Portfolio) appearing in the March 31, 1999 Annual Report, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration
Statement of our reports dated October 15, 1998, relating to the financial statements and financial highlights of J.P. Morgan Tax Exempt Bond Fund and the financial statements and supplementary data of The Tax Exempt Bond Portfolio appearing in the August 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated December 17, 1998, relating to the financial statements and financial highlights of J.P. Morgan Short Term Bond Fund, J.P. Morgan Bond Fund and J.P. Morgan Global Strategic Income Fund and the financial statements and supplementary data of The Short Term Bond Portfolio, The U.S. Fixed Income Portfolio and The Global Strategic Income Portfolio appearing in the October 31, 1998 Annual Reports, which are also incorporated by reference into the Registration Statement.

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of the Registration Statement of our reports dated February 18, 1999, relating to the financial statements and financial highlights of J.P. Morgan Emerging Markets Debt Fund and the financial statements and supplementary data of The Emerging Markets Debt Portfolio appearing in the December 31, 1998 Annual Report, which are also incorporated by reference into the Registration Statement.


We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statements of Additional Information.



/s/PricewaterhouseCoopers  LLP
PricewaterhouseCoopers  LLP
1177 Avenue of the Americas
New York, New York 10036
July 26, 1999